                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549




                                       FORM 8-K




                               CURRENT REPORT PURSUANT
                            TO SECTION 13 OR 15(d) OF THE
                           SECURITIES EXCHANGE ACT OF 1934




          Date of Report (date of earliest event reported): January 30, 1998




                                  IFR SYSTEMS, INC.
                (Exact name of registrant as specified in its charter)




           DELAWARE                   0-14224                48-0777904
(State or other jurisdiction        (Commission             (IRS Employer
      of incorporation)             File Number)          Identification No.)




             10200 West York, Wichita, Kansas                       67215
         (Address of principal executive offices)                (Zip Code)




Registrant's telephone number, including area code: (316) 522-4981
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ITEM 5.  OTHER EVENTS

          Effective January 30, 1998, IFR Systems, Inc. (the "Company") reorganized its corporate structure into a "holding company" structure. As a result, the Company, whose name has been changed to IFR Instruments, Inc., is now an operating subsidiary of the new holding company and the former stockholders of the Company are now stockholders of the new holding company. The new holding company (sometimes referred to herein as "Registrant") has been given the Company's former name, IFR Systems, Inc.

          The reorganization was effected under Section 251(g) of the Delaware General Corporation Law (the "DGCL") and did not require the approval of the Company's shareholders. The reorganization was accomplished by first creating a wholly owned subsidiary of the Company, IFR Holding Corporation ("Holding"), and a wholly owned subsidiary of Holding called IFR Merger Corporation ("Merger Corporation"). Holding, Merger Corporation, and the Company are all Delaware corporations.

          On January 30, 1998, Merger Corporation was merged with and into the Company. The Company is the surviving Corporation in the merger. Each share of the Company's issued and outstanding common stock, par value $.01 per share, was automatically converted in the merger into a share of common stock, par value $.01 per share, of Holding and all options to acquire the Company's common stock were converted into identical options to purchase common stock of Holding on the same terms and conditions as the former options. As a part of the merger, the Company's corporate name was changed to IFR Instruments, Inc., and immediately after the merger became effective, the corporate name of Holding was changed to IFR Systems, Inc., the Company's former name and the Registrant's current name.

          Each outstanding stock certificate representing shares of the Company's common stock now represents an equal number of shares of common stock of the new holding company. Because the new holding company has the same name as the former name of the Company, IFR Systems, Inc., stockholders do not need to exchange their existing stock certificates for new stock certificates of Registrant.

          In the merger, the Company's existing Rights Agreement, dated February 28, 1989, with Harris Bank and Trust Company and the rights granted under such agreement were assumed by Registrant. Until certain events described in the rights agreement occur, the rights are represented by the stock certificates to which they relate and are not separately transferable.

          The certificate of incorporation and bylaws of Registrant contain identical terms to those contained in the Company's certificate of incorporation and bylaws as in effect immediately prior to the merger except for certain matters that do not materially affect the rights of stockholders as permitted by the DGCL.

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          Pursuant to Rule 12g-3, Registrant's common stock, par value $0.01 per share, is deemed to be registered under Section 12(g) of the Securities Exchange Act of 1934, as amended. Accordingly this report is filed to report that Registrant is the successor issuer of the Company.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

          (c)  The following exhibits are filed herewith:

               Exhibit No.                   Description

                    2         Agreement and Plan of Merger of IFR Systems, Inc.
                              with IFR Merger Corporation, dated as of January 20, 1998.

                    3.01 Amended and Restated Certificate of Incorporation of IFR Systems, Inc.

                    3.02 By-Laws of the Company. (Incorporated by reference to Exhibit 3.3 to the Company's Annual Report on Form 10-K for the year ended June 30, 1987, File No. 0-14224).

                    3.03 Amendment to By-Laws of the Company adopted January 26,1990. (Incorporated by reference to Exhibit 3.5 to the Company's Annual Report on Form 10-K for the year ended June 30, 1990, File No. 0-14224).

                    4 Rights Agreement, dated as of January 30, 1998, between IFR Systems, Inc. and Harris Trust and Savings Bank



                                     SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                   IFR SYSTEMS, INC.



                                   By  /s/ Alfred H. Hunt, III
                                       -------------------------------------
                                       Alfred H. Hunt, III
                                       President and Chief Executive Officer

Date:  February 2, 1998